MEDTRONIC, INC.

Offer to Exchange

1.25% Contingent Convertible Debentures,
Series B due 2021
(“New Debentures”) and an Exchange Fee

for

1.25% Contingent Convertible

Debentures due 2021
(“Old Debentures”)
CUSIP Nos. 585 055 AA 4 and 585 055 AB 2

THE EXCHANGE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 21, 2005, UNLESS EXTENDED BY MEDTRONIC, INC.

January 10, 2005

To:	Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

      Medtronic, Inc., (the “Company”) is offering, upon and subject to the terms and conditions set forth in the preliminary prospectus, dated January 10, 2005 (as amended or supplemented from time to time, the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) $1,000 in principal amount of our 1.25% Contingent Convertible Debentures, Series B due 2021 (the “New Debentures”) and an exchange fee of $2.50 per $1,000 principal amount of New Debentures, for each $1,000 principal amount of our 1.25% Contingent Convertible Debentures due 2021 (the “Old Debentures”) held by the registered holders thereof (the “Holders”). An aggregate of up to $1,973,146,000 principal amount of New Debentures will be exchanged for up to a like amount of Old Debentures.

      We are requesting that you contact your clients for whom you hold Old Debentures regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Debentures registered in your name or in the name of your nominee, or who hold Old Debentures registered in their own names, we are enclosing the following documents:

1. Preliminary Prospectus dated January 10, 2005;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A form of letter which may be sent to your clients for whose account you hold Old Debentures registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

5. Return envelopes addressed to Wells Fargo Corporate Trust c/o The Depository Trust & Clearing Corp., TADS Department, 1st Floor, 55 Water Street, New York, NY 10041, Attn: Medtronic, Inc. Administrator.

      Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City Time, on January 21, 2005, unless extended by the Company (the “Expiration Date”). Old Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

      The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Debentures held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Debentures pursuant to the Exchange Offer, except as set forth in INSTRUCTION 5 of the Letter of Transmittal.

      Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Information Agent for the Exchange Offer, Global Bondholder Services Corporation, toll-free at (866) 873-5600.

Very truly yours,
Medtronic, Inc.

      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

2